UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street
Minneapolis, MN 55431

(Address of principal executive offices) (Zip Code)

(952) 887-3131

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2015, Donaldson Company, Inc. announced that Tod E. Carpenter, 55, currently the Company’s Chief Operating Officer, has been named President and Chief Executive Officer, effective April 1, 2015. Mr. Carpenter has served in various positons with the Company, since he joined in 1996.

Current Chairman, President and Chief Executive Officer, William M. Cook, 61, will continue as Chairman of the Board. Mr. Cook has been Chairman, President and Chief Executive Officer of the Company since 2005.

In connection with his promotion to President and Chief Executive Officer, Mr. Carpenter’s annual base salary will be increased from $525,000 to $700,000 and his annual target bonus percentage will be increased from 80% to 100%, effective April 1, 2015. He was also granted, on January 30, 2015, options to acquire 55,000 shares, with an exercise price equal to the closing stock price on the date of the grant. The stock options are being granted under the Company’s 2010 Master Stock Incentive Plan in the standard form for Executive Officers; the options have a ten-year term and will become exercisable in equal increments over three years.

The Company also entered into a new management severance agreement with Mr. Carpenter, replacing his existing such agreement, in the form filed as Exhibit 10.1 to the Company’s Form 8-K Report filed October 4, 2012.

The Company has not entered into any other compensatory related agreement or arrangement with Mr. Carpenter in connection with his promotion, nor was any other such agreement or arrangement that exists between the Company and Mr. Carpenter amended. Mr. Carpenter does not have any family relationships with any other executive officer or any other director on the Board of the Company.

Mr. Cook’s annual base salary for 2015 will be reduced, effective April 1, 2015, to $650,000 in connection with his appointment as Chairman.

A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

99.1	Press Release dated January 30, 2015 issued by Donaldson Company, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 30, 2015

DONALDSON COMPANY, INC.

By:	/s/ Amy C. Becker
	Name:	Amy C. Becker
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 30, 2015 issued by Donaldson Company, Inc.